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                                                                     EXHIBIT 4.3

                                  AKSYS, LTD.
                            1996 STOCK AWARDS PLAN


SECTION 1.  PURPOSE

          The purpose of the Aksys, Ltd. 1996 Stock Awards Plan (the "Plan") is
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to enable Aksys, Ltd., a Delaware corporation (the "Company"), and its
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subsidiaries to attract, retain and motivate its directors and employees by providing for or increasing the proprietary interests of such persons in the Company. The Company believes the Plan will further identify the interests of directors and employees with those of the Company's stockholders.

SECTION 2.  PERSONS ELIGIBLE

          Any officer, employee, consultant or advisor of the Company or its subsidiaries, regardless of whether such person is also a director of the Company or its subsidiaries (an "Employee"), shall be eligible to be considered
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for the grant of Employee Awards (as defined below) under the Plan.  In addition, any director of the Company who is not an officer or employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall be eligible
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to receive a Director Option (as defined below) as set forth in this Plan.

SECTION 3.  EMPLOYEE AWARDS

          (a) The Committee (as defined below) on behalf of the Company is authorized under the Plan to enter into any type of arrangement with an Employee that is consistent with the provisions of the Plan and that by its terms involves the issuance or potential issuance of (i) shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") or (ii) a "Derivative
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Security" as such term is defined in Rule 16a-1 promulgated under the Securities
Exchange Act of 1934, as amended (the "Exchange Act") with an exercise or
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conversion right at a price related to Common Stock or with a value derived from the value of the shares of Common Stock. The entering into of any such arrangement is referred to herein as the grant of an "Employee Award."
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          (b)    Employee Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Employee Award may consist of one or more such security or benefit.
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          (c)    Subject to the provisions of the Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Employee Award granted under the Plan, which terms and conditions may include without limitation:

          (i) a provision permitting the recipient of such Employee Award to pay the purchase price of the Common Stock or other property issuable pursuant to such Employee Award, or the tax withholding obligation of such Employee with respect to the Employee Award, in whole or in part, by any one or more of the following:

          (A) the delivery of previously owned shares of Common Stock or other property,

          (B) a reduction in the amount of Common Stock or other property otherwise issuable pursuant to such Employee Award, or

          (C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee;

          (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Employee Award either automatically or in the discretion of the Committee upon the occurrence of specified events, including a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof;

          (iii)  provisions with respect to vesting and exercisability; or

          (iv) provisions required in order for such Employee Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option").
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          (d)    Notwithstanding any other provision of the Plan, no one
Employee shall be granted options or other Employee Awards with respect to more than 100,000 shares of Common Stock in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Employee Awards hereunder to qualify as performance-based compensation as described in Section 162(m) of the Internal Revenue Code ("Performance-Based Compensation"). The limitation set forth in
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this Section 3(d) shall be subject to adjustment as provided in Section 7 hereof, but only to the extent such adjustment would not affect the status of compensation attributable to Employee Awards hereunder as Performance-Based Compensation.

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SECTION 4.  NON-EMPLOYEE DIRECTOR AWARDS

          Options granted pursuant to this Section 4 shall be referred to as "Director Options."

          (a) Any person who first becomes a Non-Employee Director on or after the Effective Date shall automatically be granted an option entitling such director to purchase 5,000 shares of Common Stock on the date on which such person first becomes a Non-Employee Director, which number of shares gives effect to (and shall not be adjusted for) the 3-for-2 stock split of the Common Stock that occurred on the Effective Date, but shall be subject to adjustment pursuant to Section 7 hereof after the Effective Date. The exercise price for each such share shall be the last reported sale price of the Common Stock on the principal securities exchange or other trading market on which shares of the Common Stock are then listed on the date of grant or, if the Common Stock is at such time not traded on an exchange or market, the fair market value of a share of Common Stock on such date as determined by the Committee.

          (b) On the later of (i) June 30 of each year and (ii) the day next following each annual meeting of stockholders of the Company (such date, the "Determination Date"), commencing in 1996, each person who is a Non-Employee Director on such Determination Date shall automatically be granted an option entitling such director to purchase a number of shares of Common Stock equal to
(x) 1,250 multiplied by (y) the number of calendar quarters in the preceding twelve months (rounded up to the nearest whole number of calendar quarters) in which such person served as a Non-Employee Director, up to a maximum of four quarters (as such number of shares may be adjusted pursuant to Section 7 hereof after the Effective Date). The exercise price for each such share shall be the last reported sale price of the Common Stock on the principal securities exchange or other trading market on which shares of the Common Stock are then listed on such Determination Date (or, if the Determination Date is not a trading day on such exchange or other trading market, the last trading day immediately preceding such date) or, if the Common Stock is not listed or quoted on a securities exchange or other trading market, the fair market value of a share of Common Stock on such date as determined by the Committee.

          (c) Each Director Option shall vest and become exercisable immediately upon grant.

          (d) Each Director Option shall expire and not be exercisable after the first to occur of (i) the tenth anniversary of the date of grant of such option and (ii) three months after the optionee ceases to be a director of the Company (12 months if the optionee ceases to be a director of the Company due to death or to total and permanent disability as determined by the Board of Directors of the Company (the "Board") in good faith).
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          (e)    The provisions of this Section 4 that relate to the amount, price and timing of Director Options shall not be amended more than once every six months, except as permitted by Rule 16b-3(c)(2)(ii)(B) under the Exchange Act.

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SECTION 5.  STOCK SUBJECT TO PLAN

          (a) At any time, the aggregate number of shares of Common Stock issued and issuable pursuant to all Employee Awards granted under the Plan shall not exceed 800,000, subject to adjustment as provided in Section 7 hereof. For purposes of this Section 5(a), the aggregate number of shares of Common Stock issued and issuable pursuant to Employee Awards granted under the Plan shall at any time be deemed to be equal to the sum of the number of shares of Common Stock which have been issued pursuant to Employee Awards and which have not been repurchased by the Company and the number of shares which are or may be issuable at or after such time pursuant to Employee Awards.

          (b) At any time, the aggregate number of shares of Common Stock issued and issuable pursuant to all Director Options granted under the Plan shall not exceed 100,000, subject to adjustment as provided in Section 7 hereof. For purposes of this Section 5(b), the aggregate number of shares of Common Stock issued and issuable pursuant to Director Options granted under the Plan shall at any time be deemed to be equal to the sum of the number of shares of Common Stock which have been issued pursuant to Director Options and which have not been repurchased by the Company and the number of shares which are or may be issuable at or after such time pursuant to Director Options.

          (c) Shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares, treasury shares, reacquired shares or any combination thereof.

SECTION 6.  ADMINISTRATION

          (a)    The Plan shall be administered by a committee (the "Committee")
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of the Board consisting of two or more directors, each of whom is a
"disinterested person" (as such term is defined in Rule 16b-3 under the Exchange
Act); provided that to the extent permitted at any time under Rule 16b-3 or any successor rule and under Section 162(m) of the Internal Revenue Code or any successor statutory provision, and any implementing regulations, without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act provided by Rule 16b-3 and the exemption from the limitations on the deductibility of certain executive compensation provided by Section 162(m), the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, to such other person or persons as it may determine in its discretion, which persons may be officers or employees of the Company or third parties (each such person, an "Authorized Delegate").
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          (b)    Subject to the provisions of the Plan, the Committee (or its
Authorized Delegate) shall be authorized and empowered to do all things necessary or desirable in connection with the administration of the Plan, including the following:

          (i) adopt, amend and rescind rules and regulations relating to the Plan;

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          (ii)   determine which persons meet the requirements of Section 2 hereof for eligibility under the Plan (and, with respect to employees, which of such persons, if any, shall be granted Employee Awards);

          (iii) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof;

          (iv) interpret and construe the Plan and the terms and conditions of any Employee Award or Director Option granted hereunder; and

          (v) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Employee Award or Director Option in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

          (c) Any decision of the Committee (or any Authorized Delegate) in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any Authorized Delegate to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Employee Awards and Director Options made or to be made to Plan participants. No member of the Committee or any Authorized Delegate shall be liable for anything done or omitted to be done by such member or Authorized Delegate, by any other member of the Committee or by any other Authorized Delegate in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute. Determinations to be made by the Committee under the Plan may be made by Authorized Delegates.

SECTION 7.  ADJUSTMENTS

          If the outstanding securities of the class then subject to the Plan (initially, the Common Stock) are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular quarterly or annual cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the price and number and type of shares or other securities or cash or other property that may be acquired pursuant to Employee Awards and Director Options theretofore granted under the Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Employee Awards and Director Options thereafter granted under the Plan, (c) to the extent permitted under Section 3(d) hereof, the maximum number of shares of Common Stock with respect to which Employee Awards may be granted to any Employee during any calendar year and (d) the number of shares of Common Stock to be awarded to Non-Employee Directors pursuant to Director Options under
Section 4 hereof; provided, however, that no adjustment shall be made to the number of shares of Common

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Stock that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; and provided further that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to awards hereunder by causing such compensation to be other than Performance-Based Compensation.

SECTION 8.  AMENDMENT AND TERMINATION

          The Board may amend (subject to Section 4(d) hereof) or terminate the Plan at any time and in any manner; provided however, that no such amendment or termination shall deprive a participant of an Employee Award or Director Option previously granted under the Plan of any of his or her rights thereunder, without the consent of such participant.

SECTION 9.  EFFECTIVENESS

          The Plan shall be submitted to the stockholders of the Company for their approval and adoption in accordance with applicable law and Rule 16b-3(b) under the Exchange Act and Section 162(m) under the Internal Revenue Code. The Plan shall become effective on April 23, 1996 (the "Effective Date"); provided,
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that the Plan shall cease to be effective and any Employee Awards and Director
Options granted hereunder shall become null and void if the Plan is not approved by the Company's stockholders prior to or within 12 months after April 23, 1996.

SECTION 10.  MISCELLANEOUS PROVISIONS

          (a) Neither the Plan nor any action taken hereunder shall be construed as giving any Employee or other person any right to continue to be employed by the Company or any of its subsidiaries or a director the right to continue in such capacity.

          (b) Except as may be approved by the Committee where such approval shall not adversely affect compliance of the Plan with Rule 16b-3 under the Exchange Act, no rights and interests under the Plan may be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, other than by will or the laws of descent and distribution.

          (c) It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3 or
Section 162(m), such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3 or Section 162(m), as the case may be.

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          (d)    The Company shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue shares of Common Stock, other securities or property or any combination thereof, upon exercise, settlement or payment of any award under the Plan, that the recipient of an award (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold such taxes.

          (e) By accepting any award or other benefit under the Plan, each recipient of an award and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

          (f) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

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